As filed with the Securities and Exchange Commission on March 10, 2003
                                                     Registration No. 333-76136








                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ACE LIMITED
             (Exact name of registrant as specified in its charter)

      CAYMAN ISLANDS                             98-0091805
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                                The ACE Building
                              17 Woodbourne Avenue
                             Hamilton HM 08, Bermuda
               (Address of principal executive offices) (zip code)
                 ACE Limited Elective Deferred Compensation Plan
                    ACE Limited Supplemental Retirement Plan
              ACE USA Supplemental Employee Retirement Savings Plan
                   ACE USA Officer Deferred Compensation Plan
                            (Full title of the plans)

                                Brian Duperreault
                                   ACE Limited
                            c/o CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (441) 295-5200 copy to
                                Laura D. Richman
                            Mayer, Brown, Rowe & Maw
                              190 S. LaSalle Street
                             Chicago, Illinois 60603

                                EXPLANATORY NOTE

     The purpose of this post-effective amendment is to remove from registration all 200,000 Ordinary Shares originally registered on the Registration Statement (No. 333-76136). None of such securities were offered or sold pursuant to the plans identified on the facing page and such securities will not be offered pursuant to such plans.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on February 27, 2003.

                           ACE Limited


                           By:  /s/ Brian Duperreault
                                --------------------------------------
                           Its:  Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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



Signature                      Title                                          Date
---------                      -----                                          ----

*/s/ Brian Duperreault                                                        February 27, 2003
-----------------------        Chairman and Chief Executive
Brian Duperreault                Officer; Director


*/s/ Dominic Frederico                                                        February 27, 2003
-----------------------        President, Chief Operating Officer;
Dominic Frederico              Director


 /s/ Philip V. Bancroft                                                       February 27, 2003
-----------------------        Chief Financial Officer;
Philip V. Bancroft               (Principal Financial
                                 Officer)

*/s/ Robert A. Blee                                                           February 27, 2003
-----------------------        Chief Accounting Officer;
Robert A. Blee                   (Principal Accounting
                                 Officer)

*/s/ Donald Kramer                                                            February 27, 2003
-----------------------        Vice Chairman; Director
Donald Kramer


 /s/ Evan Greenberg
-----------------------        Vice Chairman, Director                        February 27, 2003
Evan Greenberg

*/s/ Michael G. Atieh
-----------------------        Director                                       February 27, 2003
Michael G. Atieh


*/s/ Bruce L. Crockett          Director                                      February 27, 2003
-----------------------
Bruce L. Crockett


*/s/ Robert M. Hernandez
-----------------------        Director                                       February 27, 2003
Robert M. Hernandez


*/s/ John A. Krol
-----------------------        Director                                       February 27, 2003
John A. Krol


*/s/ Peter Menikoff
-----------------------        Director                                       February 27, 2003
Peter Menikoff


*/s/ Thomas J. Neff
-----------------------        Director                                       February 27, 2003
Thomas J. Neff


/s/ Robert Ripp
-----------------------        Director                                       February 27, 2003
Robert Ripp


/s/ Walter A. Scott
-----------------------        Director                                       February 27, 2003
Walter A. Scott


/s/ Dermot F. Smurfit
-----------------------        Director                                       February 27, 2003
Dermot F. Smurfit


/s/ Robert W. Staley
-----------------------        Director                                       February 27, 2003
Robert W. Staley


/s/ Gary M. Stuart
-----------------------        Director                                       February 27, 2003
Gary M. Stuart


                               *
                               By: ____________________________
                                       Attorney-In-Fact


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